EXHIBIT 99

INFOCROSSING LOGO

Contacts:

Chairman and CEO              SVP Finance
Zach Lonstein                 William McHale
Infocrossing, Inc.            Infocrossing, Inc.
201-840-4941                  201-840-4732
zlonstein@infocrossing.com    wmchale@infocrossing.com

Media Relations               Investor Relations
Laura Turtzer                 Matthew Hayden
Infocrossing, Inc.            Hayden Communications, Inc.
714-986-8397                  858-456-4533
lturtzer@infocrossing.com


                   INFOCROSSING TO HOLD CONFERENCE CALL TODAY
     TO DISCUSS RECENTLY COMPLETED HEALTHCARE CLAIMS PROCESSING ACQUISITION


LEONIA, NJ, OCTOBER 12, 2004 - INFOCROSSING, INC. (NASDAQ: IFOX), a provider of selective IT and business process outsourcing solutions, has scheduled a conference call for today, October 12, 2004 at 4:00 PM Eastern Daylight Time to discuss the Company's previously announced acquisition of the healthcare processing business of Verizon Information Technologies, Inc. (VITI). Infocrossing paid $43.5 million in cash to acquire the segment of VITI that provides managed care, Medicare, and Medicaid processing services. Immediately following the closing of the transaction, VITI's name was changed to Infocrossing Healthcare Services, Inc. (IHS), and Michael J. Luebke was appointed President of the new subsidiary.

Infocrossing funded the transaction by drawing the entire available balance of approximately $24.4 million from an existing acquisition line with CapitalSource Finance LLC, and paid the remainder from available cash. The Company acquired net assets of more than $10 million consisting primarily of accounts receivable. IHS is expected to contribute more than $35 million to Infocrossing's revenue over the next twelve months, be immediately accretive on an earnings per share basis, and become more accretive as the IT operations are integrated. After an approximately six-month integration period, IHS is expected to add more than $10 million in annual earnings before interest, taxes, depreciation and amortization (EBITDA) from its existing business. A reconciliation of IHS' projected EBITDA to projected net income is provided below.

Over the past three years, Infocrossing has implemented a growth strategy aimed at establishing the Company as a leading provider of selective IT and business processing services in the United States. During this time, Infocrossing has completed several acquisitions that have expanded the Company's data centers to a national footprint, added customers and capabilities in mid-range and open system computing operations, and extended the Company's services into vertically-focused transaction services such as claims processing and email security.

IHS provides outsourced information technology and claims processing services to commercial and government healthcare claims administrators. The company's revenue base is comprised of long-standing contracts to support the processing of Medicaid, Medicare, and commercial healthcare claims. The acquisition expands Infocrossing's revenue base and forms a foundation for growth through providing IT and business process outsourcing services to commercial and government customers.

"We're pleased to have concluded this acquisition," stated Zach Lonstein, Chairman and Chief Executive Officer of Infocrossing, Inc. "IHS accelerates our growth and positions us to exceed our previously stated goal of becoming one of the leading providers of selective outsourcing services in the United States with $250 million in annual revenue. Further, the acquisition provides the platform for continued growth and targeted acquisitions of companies with a recurring revenue base for services delivered from an IT infrastructure," Mr. Lonstein concluded.

Michael J. Luebke, the President of IHS, formerly served as the President of Verizon Information Technologies, Inc. until November 2003, and has over thirty years of experience working for GTE and Verizon, where he held various positions in operations, information technology, and senior management. His extensive knowledge of the VITI healthcare business, its customers and employees will enable a smooth transition of responsibilities to Infocrossing and strongly positions the Company for future growth in the claims processing space.

The Company will host a conference call today at 4:00 PM to discuss the acquisition, introduce Michael Luebke and discuss plans for growing Infocrossing Healthcare Services. Anyone interested in participating in the conference call should call 800-475-2151 when calling within the United States or 973-582-2710 when calling internationally, at least ten minutes prior to the start of the call. This call is being webcast by ViaVid Broadcasting and can be accessed at Infocrossing's website at www.infocrossing.com, and at ViaVid's website at www.viavid.net. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: www.microsoft.com/windows/windowsmedia/en/download/default.asp.

EBITDA represents net income before interest, taxes, depreciation and amortization. The Company presents EBITDA because it considers such information an important supplemental measure of operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with comparable market capitalization, many of which present EBITDA when reporting their results.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures.


The reconciliation of EBITDA with net income for Infocrossing Healthcare Services, Inc. is as follows (in thousands):

NET INCOME                                                      $      3,100
Add (deduct):
    Income tax expense                                                 2,050
    Net interest expense                                               2,150
    Depreciation and amortization                                      2,700
                                                                   ----------
EBITDA                                                          $     10,000
                                                                   ==========

ABOUT INFOCROSSING, INC. (http://www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.

SAFE HARBOR FOR FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; technological changes; retention of customers; the Company's dependence upon third-party suppliers; retention of customers; intellectual property rights; difficulties with the integration of Infocrossing West, Inc. f/k/a ITO Acquisition Corporation d/b/a Systems Management Specialists and Infocrossing Healthcare Services, Inc. and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


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